Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-282831

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 23, 2025)

PROFESSIONAL DIVERSITY NETWORK, INC.

Up to $3,250,000 Shares of Common Stock

We are offering up to $3,250,000 shares of common stock, par value $0.01 per share (our “common stock”) by this prospectus supplement and the accompanying prospectus, directly to Streeterville Capital, LLC (the “Investor”), in connection with the securities purchase agreement that we entered into with the Investor on September 5, 2025 (the “Securities Purchase Agreement”), pursuant to which we agreed to issue and sell to the Investor shares of our common stock in one or more pre-paid purchases (each, a “Pre-Paid Purchase”) for an aggregate purchase price of up to $20,000,000 and issue to the Investor 227,500 shares of common stock for $2,275 as pre-delivery shares (the “Pre-Delivery Shares”), which Pre-Delivery Shares was issued at the closing of the transactions contemplated by the Securities Purchase Agreement. The Securities Purchase Agreement provides for an initial Pre-Paid Purchase in the principal amount of up to $8,000,000 (the “Initial Pre-Paid Purchase”), after deducting an original issue discount of up to $640,000 and transaction expenses of $15,000. In accordance with the terms of the Securities Purchase Agreement, on September 5, 2025, the Investor advanced to us $3,397,725 under the Initial Pre-Paid Purchase (the “Initial Pre-Paid Purchase”) and paid us $2,275 for the Pre-Delivery Shares. On October 7, 2025, the Investor funded an additional amount (the “Additional Funding”) of $4,602,275 to the deposit account (the “Deposit Account”) as set out in that certain deposit account control agreement (the “Deposit Account Control Agreement”) entered into by IPDN Holdings, a Utah corporation and our wholly-owned subsidiary, and the Investor on October 3, 2025, of which $1,000,000 from the Deposit Account will be released to us within one (1) business day of filing this prospectus supplement in accordance with the terms set forth in that certain side letter entered into between us and the Investor on October 30, 2025 (the “Side Letter Agreement”).

On September 17, 2025, certain shareholders of the Company collectively holding approximately 52.47% of the then total issued and outstanding shares of our common stock executed a written consent in lieu of a special meeting of stockholders (the “Stockholder Approval”), approving, inter alia, issuance of shares of our common stock underlying the Securities Purchase Agreement. We filed a Preliminary Information Statement on Schedule 14C (the “PRE 14C”) on September 22, 2025 and a Definitive Proxy Statement on Schedule 14C (the “DEF 14C”) notifying our stockholders of the Stockholder Approval on October 2, 2025.

On September 5, 2025, we filed a prospectus supplement (the “First Prospectus Supplement”) to our shelf registration statement on Form S-3 (File No. 333-282831) to register the issuance and resale of (i) $3,397,725 shares of common stock issuable under the Initial Pre-Paid Purchase, and (ii) 227,500 Pre-Delivery Shares.

This prospectus supplement relates to the offering of $3,250,000 shares of common stock issuable under the Initial Pre-Paid Purchase, pursuant to the Securities Purchase Agreement.

If and when requested by the Investor, amounts outstanding under the Initial Pre-Paid Purchase will be correspondingly reduced upon the issuance by us of our common stock to the Investor at a price per share equal to 80% of the lowest daily volume weighted average price (as reported during regular trading hours by Bloomberg) (the “VWAP”) of our common stock during the ten (10) trading days immediately preceding the applicable measurement date, subject to a floor price of $1.608.

In addition to our issuance of common stock to the Investor pursuant to the Securities Purchase Agreement, this prospectus supplement also covers the resale of those shares from time to time by the Investor to the public. The Investor may sell the shares of common stock included in this prospectus supplement in a number of different ways and at varying prices. We provide more information about how the Investor may sell the shares in the section entitled “Plan of Distribution”. The Investor is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

The aggregate market value of our outstanding common stock held by non-affiliates is $26,045,297.10 based on 4,669,459 shares of outstanding common stock as of October 30, 2025, of which 1,778,749 are held by affiliates, and a per share price of $9.01 based on the closing sale price of our common stock on September 3, 2025 and is the highest closing sale price of our common stock on the Nasdaq Capital Market (“Nasdaq”) within the prior 60 days. As of the date of this prospectus supplement, we had sold securities with aggregate gross proceeds of $5,400,000 pursuant to General Instruction I.B.6. of Registration Statement on Form S-3 during the prior 12-month calendar period that ends on, and includes, the date of this prospectus supplement (but excluding this offering). In no event will we sell securities pursuant to a Registration Statement on Form S-3 in a public primary offering with value exceeding more than one-third of our public float in any 12-month calendar period so long as our public float remains below $75 million and General Instruction I.B.6 of Registration Statement on Form S-3 continues to apply to us.

Our common stock is listed on Nasdaq under the symbol “IPDN.” On October 30, 2025, the last reported sale price of our common stock on Nasdaq was $3.09 per share.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read “Risk Factors” on page S-8 of this prospectus supplement, on page 13 of the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 31, 2025.

PROSPECTUS TABLE OF CONTENTS

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Incorporation of Certain Information by Reference” and the sections of the accompanying prospectus entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus dated April 23, 2025, form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein.

Neither we nor the Investor have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the Investor take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.

Unless the context otherwise requires, we use the terms “IPDN,” “we,” “us,” “the Company” and “our” in this prospectus supplement to refer to Professional Diversity Network, Inc. and its subsidiaries.

All references in this prospectus supplement to our consolidated financial statements include, unless the context indicates otherwise, the related notes.

The industry and market data and other statistical information contained in the documents we incorporate by reference are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

The information contained in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or of any sale of the shares. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein or any free writing prospectus, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement and in the accompanying prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain, and the documents incorporated herein and therein by reference contain, forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in this prospectus and in other documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to:

●	our beliefs regarding our ability to capture and capitalize on market trends;

●	our expectations on the future growth and financial health of the online diversity recruitment industry and the industry participants, and the drivers of such growth;

●	our expectations regarding continued membership growth;

●	our beliefs regarding the increased value derived from the synergies among our segments; and

●	our beliefs regarding our liquidity requirements, the availability of cash and capital resources to fund our business in the future and intended use of liquidity;

These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement. The most important factors that could prevent us from achieving our goals, and cause the assumptions underlying forward-looking statements and the actual results to differ materially from those expressed in or implied by those forward-looking statements include, but are not limited to, the following:

●	our ability to raise funds in the future to support operations;

●

our failure to realize synergies and other financial benefits from mergers and acquisitions within expected time frames, including increases in expected costs or difficulties related to integration of merger and acquisition partners;

●	our ability to identify and successfully negotiate and complete additional combinations with potential merger or acquisition partners;

●	our history of operating losses;

●	our limited operating history in a new and unproven market;

●	increasing competition in the market for online professional networks;

●	our ability to comply with increasing governmental regulation and other legal obligations related to privacy;

●	our ability to adapt to changing technologies and social trends and preferences;

●	our ability to attract and retain a sales and marketing team, management and other key personnel and the ability of that team to execute on the Company’s business strategies and plans;

●	our ability to obtain and maintain intellectual property protection for our intellectual property;

●	any future litigation regarding our business, including intellectual property claims;

●	our ability to achieve and maintain compliance with continued listing requirements of the Nasdaq Stock Market;

●	general and economic business conditions; and

●	legal and regulatory developments.

Any forward-looking statements should be considered in light of these factors. Words such as “anticipates,” “believes,” “forecasts,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “continues,” “ongoing,” “opportunity,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions and variations, and negatives of these words, identify forward-looking statements. These forward-looking statements are based on the expectations, estimates, projections, beliefs and assumptions of our management based on information currently available to management, all of which are subject to change. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Many of the important factors that will determine these results and values are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any document incorporated by reference herein and therein is accurate as of its date only. Because the risks referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors may arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement, the accompanying prospectus, any other prospectus supplement and any document incorporated herein or therein by reference, and particularly our forward-looking statements, by these cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and in the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and in the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and in the accompanying prospectus, and the information referred to under the heading “Risk Factors” in these documents and in the documents incorporated by reference into this prospectus supplement and in the accompanying prospectus.

Professional Diversity Network, Inc.

Overview

The Company is an operator of professional networks with a focus on diversity, employment, education and training. We use the term “diversity” (or “diverse”) to describe communities, or “affinities,” that are distinct based on a wide array of criteria, which may change from time to time, including ethnic, national, cultural, racial, religious or gender classification. We serve a variety of such communities, including Women, Hispanic-Americans, African-Americans, Asian-Americans, persons with disabilities, Military Professionals, and Lesbian, Gay, Bisexual, Transgender and Queer (LGBTQ+) persons, and students and graduates seeking to transition from education to career. The Company’s technology platform is integral to the operation of its business.

We currently operate in three business segments. TalentAlly Network, our primary business segment, includes online professional job seeking communities with career resources tailored to the needs of various diverse cultural groups and employers looking to hire members of such groups. Our second business segment consists of the NAPW Network, a women-only professional networking organization. Our third business segment consists of RemoteMore, which connects companies with reliable, cost-efficient software developers with less effort and friction, and empowers developers to find meaningful jobs regardless of their location.

We believe that the combination of our solutions allows us to approach recruiting and professional networking in a unique way and thus create enhanced value for our members and customers by:

●

Helping employers address their workforce diversity needs by connecting them with the right candidates from our diverse job seeking communities such as African Americans, Hispanics, Asians, Veterans, individuals with disabilities and members of the LGBTQ+ community (with the ability to roll out to our other affinities), as well as face-to-face and virtual recruiting events for Engineering, Technology and Security Clearance positions, designed to attract diverse candidates who may also have STEM-based backgrounds through our wholly-owned company Expo Experts Events, LLC. The networks’ purposes, among others, are to assist their registered users in their efforts to connect with like-minded individuals, identify career opportunities within the network and connect with prospective employers;

●	Providing a robust online and in-person network for our women members to make professional and personal connections; and
●	Connecting companies with reliable, cost-efficient developers to meet their software needs.

In 2024, our TalentAlly Network, NAPW Network and RemoteMore business units represented approximately 67%, 6% and 27% of our gross revenues, respectively.

We were incorporated in Illinois in October 2003, under the name of IH Acquisition, LLC and changed our name to iHispano.com LLC in February 2004. In 2007, we changed our business platform and implemented technology to become the operator of communities of professional networking sites for diverse professionals. In March 2012, we changed our name to Professional Diversity Network, LLC. In March 2013, we completed our initial public offering and converted from an Illinois LLC to a Delaware corporation. We acquired the NAPW Network in September 2014.

Our principal executive office is located at 55 E. Monroe Street, Suite 2120, Chicago, Illinois, 60603 and our telephone number is (312) 614-0950. Our website address is www.ipdnusa.com. References to our website address in this prospectus are provided as a convenience and do not constitute, and should not be viewed as an incorporation by reference of the information contained on, or available through, the website. Therefore, such information should not be considered part of this prospectus supplement.

THE OFFERING

Common Stock Offered by Us	Shares of our common stock having an aggregate offering price of up to $3,250,000. The amount and timing of sales of common stock offered hereby is at the sole discretion of the Investor.

Common stock to be outstanding after this offering(1)

Up to 5,721,238 shares, assuming the sale of 1,051,779 shares of common stock in this offering at an assumed offering price of $3.09 per share, which was the last reported sale price of our common stock on Nasdaq on October 30, 2025. The actual number of shares of our common stock issued will vary depending on the sale price under this offering.

Use of Proceeds

We may use some of the proceeds received by us from such sales of our common stock, if any, to repay outstanding debt. We expect to use any remaining proceeds received by us from such sales of our common stock, if any, for general corporate purposes, including working capital, strategic and other general corporate purposes. Our management will retain broad discretion over the allocation of the net proceeds from the sale of the shares of our common stock offered by this prospectus supplement. See “Use of Proceeds” on page S-10.

Risk Factors

This investment involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” beginning on page S-8 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Nasdaq Symbol	“IPDN”.

(1)

The number of shares of our common stock to be outstanding after this offering is based on 4,669,459 shares of common stock outstanding as of October 30, 2025, but excludes the following as of such date: (a) an aggregate of 78,409 shares of common stock issuable upon vesting of restricted stock units (“RSUs”) that were issued pursuant to the Company’s 2023 Equity Compensation Plan (the “Plan”), and (b) the exercise of outstanding options to purchase up to an aggregate of 1,500 shares of common stock at a weighted average exercise price of $44.60 per share.

SECURITIES PURCHASE AGREEMENT

General

On September 5, 2025, we entered into the Securities Purchase Agreement with the Investor, pursuant to which we agreed to issue and sell to the Investor shares of our common stock in one or more Pre-Paid Purchases for an aggregate purchase price of up to $20,000,000. On September 5, 2025, we issued to the Investor 227,500 Pre-Delivery Shares at the closing of the transactions contemplated by the Securities Purchase Agreement. The Securities Purchase Agreement provides for the Initial Pre-Paid Purchase in the principal amount of up to $8,000,000, after deducting an original issue discount of up to $640,000 and transaction expenses of $15,000, the terms of which are set forth on secured prepaid purchase #1 (“Pre-Paid Purchase #1”). In accordance with the terms of the Securities Purchase Agreement, on September 5, 2025, the Investor advanced to us the $3,397,725 Initial Pre-Paid Purchase and paid us $2,275 for the Pre-Delivery Shares. On October 7, 2025, the Investor funded the Additional Funding at an amount of $4,602,275 to the Deposit Account as set out in the Deposit Account Control Agreement, of which $1,000,000 from the Deposit Account will be released to us within one business day of filing this prospectus supplement in accordance with the terms set forth in the Side Letter Agreement.

If and when requested by the Investor, amounts outstanding under the Initial Pre-Paid Purchase will be correspondingly reduced upon the issuance by us of our common stock to the Investor at a price per share equal to 80% of the lowest daily volume weighted average price (as reported during regular trading hours by Bloomberg) (the “VWAP”) of our common stock during the ten (10) trading days immediately preceding the applicable measurement date, subject to a floor price of $1.608.

The foregoing descriptions of the Securities Purchase Agreement, Prepaid Purchase #1, and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to Exhibit 10.1 and 4.1, respectively, to a Current Report on Form 8-K filed with the SEC on September 5, 2025, as amended on October 29, 2025, and incorporated by reference herein.

Limitations

The Investor will not be entitled to a Pre-Paid Purchase if the issuance of shares of common stock (i) would result in the Investor (and its affiliates) beneficially owning more than 9.99% of the outstanding shares of our common stock (the “Beneficial Ownership Limitation”).

No Short-Selling or Hedging by the Investor

The Investor has agreed in the Securities Purchase Agreement that, while the Initial Pre-Paid Purchase is outstanding, neither the Investor nor any of its affiliates will engage in any short sales or hedging transactions with respect to our common stock unless such sales occur within one (1) trading day of the delivery of a purchase notice.

Repayment

We may, in our sole discretion, redeem all of any portion of the outstanding Pre-Paid Purchase amount (other than a supplemental pre-delivery purchase amount of $25,000) in cash by providing the Investor with advance written notice at least 10 trading days prior to such prepayment if no Event of Default (as defined in the Pre-Paid Purchase) has occurred. The prepayment shall include a prepayment premium equal to 20%.

Prohibition of Certain Variable Rate Transactions

Pursuant to the Securities Purchase Agreement, as long as the Pre-Paid Purchase remains outstanding, we may not, subject to certain exceptions, enter into any variable rate transactions without Investor’s consent.

Effect of Sales of our Common Stock under the Securities Purchase Agreement on our Stockholders

All shares of our common stock that may be issued or sold by us to the Investor that are being registered in this prospectus supplement are expected to be freely tradable. The request for Pre-Paid Purchases by the Investor, and the resale by the Investor of a significant amount of shares registered in this offering at any given time, or the perception that these sales may occur, could cause the market price of our common stock to decline and to be highly volatile.

If and when the Investor elects to request Pre-Paid Purchases pursuant to the Securities Purchase Agreement, after the Investor has acquired such shares, the Investor may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares of our common stock from the Investor in this offering at different times will likely pay different prices for those shares of common stock, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares of our common stock they purchase from the Investor in this offering as a result of future issuances made by us to the Investor at prices lower than the prices such investors paid for their shares in this offering. In addition, if we issue a substantial number of shares to the Investor under the Securities Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of the Securities Purchase Agreement may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Because the purchase price at which shares of common stock may be issued to the Investor will fluctuate based on the market prices of our common stock, as of the date of this prospectus supplement it is not possible for us to predict the number of shares of our common stock that we will issue to the Investor under the Securities Purchase Agreement, or the actual purchase price at which we will issue shares to the Investor for those shares.

The issuance of shares of our common stock to the Investor pursuant to the Securities Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares of common stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of common stock after any such issuance.

This summary of the material provisions of the Securities Purchase Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Securities Purchase Agreement was filed as an exhibit to our Current Report on Form 8-K initially filed with the SEC on September 5, 2025, as amended on October 29, 2025, and incorporated by reference in this prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below, as well as all other information included in this prospectus supplement, the accompanying prospectus and in our other filings with the SEC incorporated by reference into this prospectus supplement before you decide to purchase our securities. If any of the following risks actually occurs, our business, financial condition, operating results, prospects and ability to accomplish our strategic objectives could be materially harmed. As a result, the trading price of our shares of common stock could decline and you could lose all or part of your investment. Our Risk Factors are not guarantees that no such conditions exist as of the date of this prospectus supplement and should not be interpreted as an affirmative statement that such risks or conditions have not materialized, in whole or in part. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations and the market price of our shares of common stock.

Risks Related to this Offering

Substantial number of shares of our common stock may be sold into the market as a result of the Securities Purchase Agreement.

The price of our common stock could decline if there are substantial sales of shares of our common stock, if there is a large number of shares of our common stock available for sale, or if there is the perception that these sales could occur.

On September 5, 2025, we entered into the Securities Purchase Agreement with the Investor. Pursuant to the Securities Purchase Agreement, on September 5, 2025 the Investor advanced to the Company the $3,397,725 Initial Pre-Paid Purchase and paid us $2,275 for the Pre-Delivery Shares. On October 7, 2025, the Investor funded $4,602,275 to the Deposit Account, of which $1,000,000 from the Deposit Account will be released to us within one business day of filing this prospectus supplement in accordance with the terms set forth in the Side Letter Agreement. Any issuances of shares of our common stock pursuant to the Securities Purchase Agreement to offset the Initial Pre-Paid Purchase will dilute the percentage ownership of stockholders and may dilute the per share projected earnings (if any) or book value of our common stock. Sales of a substantial number of shares of our common stock in the public market or other issuances of shares of our common stock, or the perception that these sales or issuances could occur, could cause the market price of our common stock to decline and may make it more difficult for you to sell your shares at a time and price that you deem appropriate.

Because we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have broad discretion in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate dilution in the book value per share of the common stock you purchase.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 1,051,779 shares of our common stock are sold at a price of $3.09 per share, the last reported sale price of our Common Stock on Nasdaq on October 30, 2025, for aggregate gross proceeds of $3,250,000, and after deducting estimated offering expenses payable by us, you will experience immediate dilution of $1.47 per share, representing the difference between our pro forma as adjusted net tangible book value per share after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants will result in further dilution of your investment. See “Dilution” for a more detailed discussion of the dilution you will incur in connection with this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may at any time, including during the pendency of this offering, offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares of our common stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

The actual number of shares of common stock we will issue under the Securities Purchase Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Securities Purchase Agreement and compliance with applicable law, we have the discretion to deliver a purchase notice to the Investor at any time throughout the term of the Securities Purchase Agreement. The number of shares that are sold by the Investor after delivering a purchase notice will fluctuate based on the market price of our common stock during the sales period and limits we set with the Investor. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

We will be subject to significant dilution upon the issuance of shares under the Pre-Paid Purchase (as defined below).

Under the Securities Purchase Agreement with the Investor, the purchase price for shares issued pursuant to purchase notices will be equal to 80% of the lowest daily volume weighted average price during the 10 trading days immediately prior to the purchase notice date, subject to a floor price of $1.608. As a result, the lower the market price of our common stock at the time the Investor delivers purchase notices, the more shares we will be required to issue. This may result in substantial dilution to our existing stockholders.

The variable price nature of the Pre-Paid Purchase may encourage short sales of our common stock and could result in a “death spiral” effect.

Because the Investor’s purchase price is based on a discount to the market price, it may benefit from a declining stock price. This could create an incentive for the Investor to sell shares it receives quickly or to engage in transactions that may depress our stock price, thereby increasing the number of shares we must issue.

We may be required to make cash payments if the floor price prevents share issuance.

If the purchase price determined under the Securities Purchase Agreement is less than the floor price of $1.608, we must repay the Investor in cash for the applicable purchase amount. We may not have sufficient cash resources to make such payments when required.

USE OF PROCEEDS

We previously received the Investor’s Initial Pre-Paid Purchase in the amount of $8,000,000 in the aggregate. Of such amount, $1,000,000 from the Deposit Account will be released to us within one business day of filing this prospectus supplement in accordance with the terms set forth in the Side Letter Agreement. We may receive a total of $20,000,000 under the Securities Purchase Agreement.

We may use some of the proceeds received by us from such sales of our common stock, if any, to repay outstanding debt. We expect to use any remaining proceeds received by us from such sales of our common stock, if any, for general corporate purposes, including working capital, strategic and other general corporate purposes. However, our use of these proceeds may differ substantially from our current plans.

Our expected use of the net proceeds from this offering represents our current intentions based upon our present plans and business condition. The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of store openings, our funding requirements and the availability and costs of other funds. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds.

DILUTION

If you invest in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share and the pro forma as adjusted net tangible book value per share of our common stock after giving effect to this offering.

As of June 30, 2025, we had a net tangible book value of approximately $(3,130,596), or $(1.45) per share of our common stock. Net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering.

Our pro forma net tangible book value was $269,305, or $0.12 per share of our common stock. Pro forma net tangible book value represents the amount of our total tangible assets less our total liabilities, after giving effect to (i) the issuance of an aggregate of 1,063,776 shares of our common stock to Investor pursuant to the Securities Purchase Agreement between September and October 2025, (ii) the issuance of 556,000 shares of Common Stock to a non-affiliated accredited investor pursuant to a copyright transfer agreement, dated September 12, 2025, (iii) the issuance of 550,000 shares of Common Stock to a non-affiliated accredited investor pursuant to a consulting agreement, dated September 12, 2025, and (iv) the issuance of 333,333 shares of Common Stock to a non-affiliate pursuant to a warrant exchange agreement dated June 30, 2025 (completed July 1, 2025). Pro forma net tangible book value per share represents pro forma net tangible book value divided by the total number of shares outstanding as of June 30, 2025, after giving effect to the pro forma adjustments describe above.

After giving effect to the sale of our securities pursuant to this prospectus supplement in the aggregate amount of $3,250,000 at an assumed offering price of $3.09 per share, which was the last reported sale price of our common stock on Nasdaq on October 30, 2025, and after deducting estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2025 would have been $3,519,305, or $1.62 per share of common stock. This represents an immediate increase in the net tangible book value of $1.50 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.47 per share of common stock to investors in this offering.

Assumed offering price per share		$3.09
Historical net tangible book value per share as of June 30, 2025	$(1.45)
Pro forma net tangible book value per share, as of June 30, 2025, before giving effect to this offering	$0.12
Increase net tangible book value per share	$1.57
Increase in pro forma net tangible book value per share attributable to sale of shares of common stock in this offering	$1.50
Pro forma as adjusted net tangible book value per share as of June 30, 2025, after this offering		$1.62
Dilution to investors purchasing shares in this offering		$1.47

The pro forma as adjusted information is illustrative only. The above discussion and table are based on 2,166,350 shares of our common stock outstanding as June 30, 2025 and excludes as of such date: (a) up to an aggregate of 500,000 shares of common stock issuable upon exercise of our outstanding common stock purchase warrants and pre-funded warrants, (b) an aggregate of 78,409 shares of common stock issuable upon vesting of RSUs that were issued pursuant to the Plan, and (c) the exercise of outstanding options to purchase up to an aggregate of 1,500 shares of common stock at a weighted average exercise price of $44.60 per share.

To the extent that options are exercised, new options or other equity awards are issued under our equity incentive plans, or we issue additional shares of common stock or other equity or convertible debt securities in the future, there may be further dilution. Moreover, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

On September 5, 2025, we entered into the Securities Purchase Agreement with the Investor. On September 5, 2025, the Investor advanced to us the $3,397,725 Initial Pre-Paid Purchase and paid us $2,275 for the Pre-Delivery Shares. On October 7, 2025, the Investor funded the Additional Funding at an amount of $4,602,275 to the Deposit Account, of which $1,000,000 from the Deposit Account will be released to us within one business day of filing this prospectus supplement in accordance with the terms set forth in the Side Letter Agreement. The Initial Pre-Paid Purchase will be offset upon the issuance of our common stock to the Investor at a Purchase Price equal to 80% of the lowest daily VWAP of the shares during the ten trading days immediately prior to each purchase notice.

In addition to our issuance of common stock to the Investor pursuant to the Securities Purchase Agreement, this prospectus supplement also covers the resale of those shares from time to time by the Investor to the public. The shares of common stock offered by this prospectus supplement are being offered by the Investor. The Investor is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. We have agreed in the Securities Purchase Agreement to provide customary indemnification to the Investor.

It is possible that our shares may be sold by the Investor in one or more of the following manners:

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	to a broker-dealer as principal and resale by the broker-dealer for its account;

●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market; or

●	a combination of any such methods of sale.

We have advised the Investor that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Investor, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

These restrictions may affect the marketability of the shares of our common stock by the Investor and any unaffiliated broker-dealer.

We have paid the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our common stock covered by this prospectus supplement and the accompanying prospectus. We also paid a $15,000 transaction expenses to the Investor in connection with entry into the Securities Purchase Agreement, which was deducted from proceeds at closing.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Loeb & Loeb LLP.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. Our SEC filings are available there.

Our website address is www.ipdnusa.com. General information about us, including our annual reports on Form 10–K, quarterly reports on Form 10–Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are also available free of charge through our website as soon as reasonably practicable after we file them with, or furnish them to, the SEC. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. We have also filed exhibits and schedules to the registration statement and you should refer to such applicable exhibits or schedules for a complete description or statements pertaining to any contract or other document. The full registration statement may be obtained from the SEC or us, as provided below:

Professional Diversity Network, Inc.

55 East Monroe Street

Suite 2120

Chicago, IL 60603

Phone: (312) 614-0950.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus supplement and accompanying prospectus. This prospectus supplement omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, and accompanying prospectus for further information about us and the securities being offered pursuant to this prospectus supplement and accompanying prospectus. Statements in this prospectus supplement and accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find Additional Information.” The documents we are incorporating by reference into this prospectus supplement are:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 31, 2025;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, as filed with the SEC on May 14, 2025 and August 14, 2025, respectively;

●

Our Current Reports on Form 8-K and 8-K/A filed with the SEC on January 10, 2025, January 30, 2025, February 26, 2025, March 3, 2025, March 7, 2025, March 25, 2025, March 31, 2025, April 11, 2025, April 23, 2025, May 14, 2025, May 28, 2025, June 13, 2025, June 18, 2025, July 1, 2025, July 11, 2025, July 23, 2025, August 4, 2025, August 11, 2025, August 14, 2025, September 5, 2025, September 17, 2025, September 22, 2025, October 3, 2025, October 14, 2025, October 29, 2025, and October 31, 2025 (except for Item 2.02 and Item 7.01 of any Current Report on Form 8-K which are not deemed “filed” for purposes of Section 18 of the Exchange Act and are not incorporated by reference in this prospectus); and

●	The description of our common stock filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-3 (No. 333-260316), filed with the SEC on October 18, 2021).

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date any offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement. In no event, however, will any of the information, including exhibits, that we disclose under Item 2.02 and Item 7.01 of any Current Report on Form 8-K that has been or may, from time to time, be furnished to the SEC be incorporated into or otherwise become a part of this prospectus supplement.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Professional Diversity Network, Inc., 55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603, (312) 614-0950. Copies of these filings are also available through the “Investors” section of our website at https://www.ipdnusa.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find Additional Information” above.

PROSPECTUS

Professional Diversity Network, Inc.

$25,000,000

Common Stock, par value $0.01

Preferred Stock, par value $0.01

Warrants

Rights

Units

We may offer and sell from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus, which we refer to as the “securities.” The aggregate offering price of the securities will not exceed $25,000,000. This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered. We will describe the specific terms of the securities that we offer, and the specific manner in which they may be offered, in one or more supplements to this prospectus at the time of each offering and sale.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “IPDN.” On February 28, 2025, the closing price of our common stock was $0.30 per share. You are urged to obtain current market quotations of our common stock. There is currently no market for other securities we may offer; however, we will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange. As of February 28, 2025, the aggregate market value of our common stock held by our non-affiliates (or our “public float”), as calculated pursuant to the rules of the Securities and Exchange Commission, was approximately $6,123,044, which was calculated based upon 12,756,341 shares of our outstanding common stock held by non-affiliates at a price of $0.48 per share, the closing price of our common stock on Nasdaq on February 21, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have sold $1,989,000 in securities in reliance on General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE THE “RISK FACTORS” ON PAGE 13 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 3, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $25,000,000 as described in this prospectus.

Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When used in this prospectus, the terms the “Company,” “we,” “our” and “us” refer to Professional Diversity Network, Inc., and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. Our SEC filings are available there.

Our website address is www.ipdnusa.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus and a prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules):

●

Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024, including portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2024, incorporated by reference therein.

●	Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2024, June 30, 2024 and November 30, 2024, filed with the SEC on May 15, 2024, August 13, 2024 and November 14, 2024, respectively.

●

Our Current Reports on Form 8-K filed with the SEC on March 28, April 8, May 21, May 24, June 12, July 1, July 19, August 26, September 30, November 20, November 22, December 10, and December 23, 2024, and January 10, January 30 and February 26, 2025; and

●

The description of our common stock filed as Exhibit 4.2 of our Annual Report on Form 10-K filed on March 29, 2024, as updated by any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide, without charge, copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents that have not been specifically incorporated by reference into this prospectus. You may obtain documents incorporated by reference in this prospectus on our website at www.ipdnusa.com or by requesting them in writing or by telephone from us at the following address and telephone number:

Professional Diversity Network, Inc.

55 E. Monroe Street, Suite 2120

Chicago, Illinois 60603

(312) 614-0950

The information on our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

ABOUT THE COMPANY

Overview

The Company is a dynamic operator of professional networks with a focus on talent acquisition and professional development. Our networks provide access to a robust audience across multiple demographics. We serve a variety of such communities, including Women, Hispanic-Americans, African-Americans, Asian-Americans, persons with disabilities, Military Professionals, and Lesbian, Gay, Bisexual, Transgender and Queer (LGBTQ+). Our goal is (i) to assist our registered users and members in their efforts to connect with like-minded individuals and identify career opportunities within the network and (ii) connect members with prospective employers while helping the employers address their workforce needs. We believe that the combination of our solutions allows us to approach recruiting and professional networking uniquely and thus create enhanced value for our members and clients.

PDN is a holding company and operates three business units:

●	TalentAlly, LLC is 100% owned and operated by PDN;
●	NAPW, Inc. is 100% owned and operated by PDN; and
●	RemoteMore USA, Inc. is 73% owned by PDN.

Our Strategy

We provide services for employers who want to attract diverse talent, individuals seeking to network on a professional level and job seekers who desire to improve their professional situation.

Our recruitment business provides additional value for our other business segments by providing our registered users and members access to employment opportunities at leading companies. We have focused our efforts on placing talent in IT, Finance, and similarly related fields.

Our strategy encompasses the following key elements:

●	Grow and diversify our member and client base;

●	Improve branding and brand awareness;

●	Utilize social media to effectively engage with the community;

●	Maximize revenue through synergies among the segments;

●	Launch new products and services;

●	Streamline infrastructure to capture efficiency; and

●

Continue to expand in diversity recruitment by growing our core offerings of recruitment advertising, Office of Federal Contract Compliance Programs (OFCCP) compliance offerings and our placement services.

We remain interested in pursuing acquisition and/or development opportunities that would increase returns of capital to our shareholders, such as our purchase of Expo Experts LLC and the purchase of an additional equity stake in RemoteMore USA, Inc. The timing, size, success and associated potential future capital commitments related to such opportunities are unknown at this time. Accordingly, a material acceleration of our growth strategy could require us to obtain additional capital through debt and/or equity financings. There can be no assurance that adequate debt and equity financing will be available on satisfactory terms.

Industry Overview

The diversity recruitment market is highly fragmented and is characterized by the following trends:

●

Growing Ethnic Diversity of the U.S. Population and Labor Force. The demographic landscape of the United States continues to evolve, with significant shifts in the racial and ethnic composition of both the general population and the labor force. These changes underscore the importance of inclusive recruitment practices to effectively engage a diverse talent pool.

As of January 1, 2025, the U.S. population reached approximately 341.1 million, reflecting a 0.78% increase from the previous year. The U.S. Census Bureau projects that by 2060, the Hispanic population will constitute about 30.6% of the total U.S. population, up from 19.1% in 2020. The African American population is expected to increase from 13.4% in 2020 to 14.7% in 2060, and the Asian American population from 5.9% to 8.5% over the same period.

In 2023, the civilian labor force comprised approximately 161 million individuals aged 16 and older. Women represented about 47% of this workforce. White individuals made up 76% of the labor force in 2023, while Black or African American individuals constituted 13%, and Asian individuals accounted for 7%.

These demographic trends highlight the increasing representation of various racial and ethnic groups within the U.S. population and labor force. Employers are encouraged to adopt inclusive recruitment strategies to attract and retain talent from this diverse and growing pool..

●

Demographic Trend Toward Women’s Career Advancement. According to the U.S. Bureau of Labor Statistics, the number of women in the labor force in 2021 was approximately 75.7 million and is expected to increase to 77.2 million by 2024. Women accounted for 51.8% of all workers employed in management, professional, and related occupations in 2023, somewhat more than their share of total employment (46.9%). The share of women in specific occupations within this large category varied. For example, 30.6% of chief executives and 39.5% of lawyers were women, all increases from 2022, whereas 87.4% of registered nurses, 78.6% of elementary and middle school teachers, 57.0% of accountants and auditors, and 20.2% of software developers were women.

The participation and advancement of women in the U.S. labor force have seen notable changes in recent years. As of January 2025, approximately 79 million women are active in the labor force, surpassing pre-pandemic levels by nearly 2 million. However, the labor force participation rate for women was 57.5% in January 2025, slightly below the pre-pandemic rate of 58.0% in February 2020. In 2023, women held 51.8% of professional occupations, exceeding their overall employment share of 47.1%.

Despite progress in certain areas, disparities persist. For every 100 men promoted from entry-level to manager positions, only 87 women receive similar promotions, with the gap widening for women of color. Additionally, while women constitute nearly half of the workforce, they hold only about 29% of C-suite leadership roles, often in positions less likely to lead to CEO appointments, such as human resources. These statistics highlight ongoing challenges in achieving gender parity in leadership and underscore the need for continued efforts to support women's career advancement across all sectors.

●

Rising Spending Power of Diverse Population. PDN segments are focused on providing professional enhancement tools to diverse Americans including women. We believe diverse professionals are underserved and represent a very strong opportunity to enhance our shareholders’ value. The Selig Center for Economic Growth, using data provided by the U.S. Census Bureau, the U.S. Bureau of Economic Analysis and other sources, estimates the nation’s total buying power (defined as total income after taxes) reached $13.9 trillion in 2016 and grew to $17.5 trillion by 2020 with minority groups making the fastest gains. For example, between 2010 and 2020, Asian-American buying power grew by 111% to $1.3 trillion; the buying power for those of Hispanic ethnicity grew by 87% to $1.9 trillion, Native American buying power grew by 67% to $140 billion, and African American buying power grew by 61% to $1.6 trillion. The Selig Center estimates the buying power for African American, Asian American and Native American consumers is up from $458 billion in 1990 to $3.2 trillion in 2021.

●

Evolving Digital Connectivity and AI-Driven Networking. The digital landscape has rapidly transformed, with artificial intelligence (AI) and advanced algorithms reshaping how people connect, communicate, and collaborate online. The internet has evolved beyond a simple information hub into an interactive, intelligent, and personalized ecosystem, where AI enhances engagement and user experience. Social and professional networking platforms now leverage AI to curate content, recommend connections, and facilitate smarter interactions based on user preferences and behavioral patterns. Machine learning algorithms analyze engagement trends to help professionals find relevant opportunities, build meaningful relationships, and expand their networks more efficiently than ever before. With the rise of generative AI, digital networking is becoming more immersive and interactive. AI-powered assistants help professionals optimize their personal brands, craft compelling content, and streamline communication. Additionally, virtual communities are integrating AI-driven matchmaking and sentiment analysis, enabling users to connect with like-minded individuals and discover career opportunities in ways that were not possible before.

The convergence of socialization, AI, and automation is redefining digital interactions. Networking platforms are integrating real-time AI-driven insights, voice-enabled search, and predictive analytics to create a more dynamic and engaging experience. As a result, professionals can leverage these advancements to build stronger networks, stay ahead in their industries, and unlock new opportunities with precision and speed. This shift marks a new era in online connectivity, where AI is not just a tool but a driving force in shaping the future of professional and social networking.

Our Solutions

We currently operate in three business segments comprised of: (i) TalentAlly, which maintains and operates job board software and hosts career fairs, (ii) National Association of Professional Women (“NAPW Network”), a professional networking organization that addresses personal and professional development opportunities for women, and (iii) RemoteMore USA (“RemoteMore”) which provides companies with talented engineers to provide solutions to their software needs. In 2018, we started transacting new NAPW Network memberships under the International Association of Women (“IAW”) brand in the USA. In 2024, we rebranded our Professional Diversity Network to TalentAlly.

In 2023, our PDN Network, NAPW Network and RemoteMore business units represented approximately 61%, 7%, and 32% of our gross revenues, respectively.

For financial information about our operating segments please see Note 15 of our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as our Quarterly Reports for the periods ended March 31, 2024, June 30, 2024 and September 30, 2024, each of which is incorporated by reference into this prospectus.

TalentAlly

Recruitment Solutions. The TalentAlly Network consists of several online professional job seeker communities dedicated to serving professionals in the United States and employers seeking to hire talent from a wide range of sources with many demographics represented. We use the word “professional” to describe any person interested in the Company’s websites or career fairs presumably for the purpose of career advancement or related benefits offered by the Company, whether or not such person is employed and regardless of the level of education or skills possessed by such person. Leveraging the power of our affinity job seeker groups, these professionals harness the Company’s relationships with employers and recruiters to help advance their careers. We operate these recruitment affinity groups within the following sectors: Women, Hispanic-Americans, African-Americans, Asian-Americans, persons with disabilities, Military Professionals, and LGBTQ+. In addition, the Company also manages the job seeker websites and career fairs for prominent diverse membership-based organizations including but not limited to NAACP, National Urban League, and Kappa Alpha Psi. Employers and recruiters benefit from the Company’s relationship with these organizations, which allows them to access a large pool of qualified jobs seekers in a centralized manner.

Our TalentAlly Network has registered users for our recruitment services. We use the term “registered user” to describe a consumer who has affirmatively visited one of our properties, opted into an affinity group and provided us with demographic or contact information enabling us to match them with employers and/or jobs, and to sell them ancillary products and services. We expect that continued registered user growth of the TalentAlly Network will enable us to further develop our list of online professional diversity networking and career placement solutions. We currently provide access to our TalentAlly Network websites to registered users at no cost. The Company is always exploring various partnerships with other service providers to increase their offerings to both job seekers and employers. Our goal is to use an asset light approach to provide quality products and services, to increase our value to those we serve and drive additional capital without significant capital investments. In 2024, we entered into a partnership with AI Geo to leverage AI technology to enhance job seeker engagement through a mock interview platform.

We offer employers of all sizes seeking to expand their talent, and to third-party recruiters (i) real-time solutions that deliver qualified talent from a large pool of candidates, (ii) advertising and promotion of their job opportunities to our networks, and (iii) assistance with posting their job opportunities to career agencies in a manner compliant with the regulations and requirements of the Equal Employment Opportunity OFCCP, including those of state and local governments. Our recruitment advertising solutions promote hiring and retention success by providing job seekers with information that we believe allows them to look beyond a corporate brand, deeper into employers’ core values. We use sophisticated technology to deliver recruitment advertising using internet banner ads and email marketing targeted by geography and occupation, based upon data from our audiences’ profiles and job searches on our websites. As of December 31, 2023, we had approximately 300 enterprise companies and 1450 total customers utilizing our products and services.

Career Fairs. Through our events business, a part of our TalentAlly Network business segment, we produce premier face-to-face and virtual recruiting events we call Professional Diversity Career Fairs. The Company’s events help employers connect with a new marketplace of qualified professionals. We believe our events are the only events of their type endorsed by leading organizations such as the NAACP, National Urban League, Phi Beta Sigma and others. Participating employers range from Fortune 500 companies to federal, state and local agencies and from smaller employers to non-profit organizations, all of which seek a proactive approach to diversity recruiting. We also produce virtual and in-person career fairs as part of high-profile national events such as the NAACP National Convention, the Urban League National Conference and historically black sorority and fraternity conferences.

In January 2023, through a newly formed wholly-owned subsidiary, we purchased the assets and operations of Expo Experts LLC (“Expo Experts”), an Ohio limited liability company. Expo Experts specializes in producing premier face-to-face and virtual recruiting events for Engineering, Technology and Security Clearance positions. We believe that this acquisition complements our current career fair business.

PDNRecruits. We use matching and targeting technology to match members with our clients’ open jobs on a renewing month-to-month license basis, designed to provide the Company with increasing residual income as we add new clients and sell additional licenses. The PDNRecruits product is a significant step towards increasing online sales in a scalable and residual manner.

TalentAlly Placement. As part of our robust suite of recruitment offerings for employers, the Company offers a contingent hiring solution. It is a pay-per-hire offering that charges a percentage of the first year’s annual salary plus bonus for candidates we source and they hire. We believe our superior brand positioning, large network of diverse talent and our vast employer relationships position us well for continued growth in this segment.

NAPW Network

The NAPW Network is a professional networking organization for women. We use the terms “member” or “membership” to describe a consumer who has viewed our marketing material, opted into membership with the NAPW Network, provided demographic information and engaged in an onboarding call with a membership coordinator. Paid memberships provide greater access to networking opportunities and other membership perks, including access to upgraded packages. Members of the NAPW Network enjoy a wealth of resources dedicated to developing their professional networks, furthering their education and skills and promoting their businesses and career accomplishments.

We provide NAPW Network members with opportunities to network and develop valuable business relationships with other professionals through NAPW’s website, as well as at events hosted at local chapters across the United States. In March 2020, due to the COVID-19 pandemic, all events shifted to a virtual format hosted on third-party electronic platforms, such as Zoom. In October 2021, NAPW launched a Global virtual chapter to expand its audience outside of the United States. PDN Network products and services are being deployed to provide enhanced value to the NAPW membership experience, which we believe will be an important component in increasing both the number of new memberships and renewals of existing memberships.

IAW Leadership Lab. In 2020, IAW launched the Leadership Lab platform as an enhancement to the NAPW eCoaching platform. IAW also offers virtual networking roundtable events throughout the month where members who are established experts in their field provide participants insight and tips on how to overcome career and business challenges. Hosted by NAPW’s President, our unique platform connects our members with professional life and career coaches from within the NAPW membership base. Through these events, members gain insight, guidance and inspiration to help them maximize their personal and professional potential. Topics include the Power of Intentionality - Turning Good Intentions Into Actions, The Power of Authentic Communication, and Confident Steps To Create a Thriving Life. The on-line events also include the opportunity for members to network with other participants in the live chat room. Members are also able to access a recording of these events in the NAPW website.

Professional Identity Management. Through the NAPW Network website, NAPW Network members are able to create, manage and share their professional identity online and promote themselves and their businesses. NAPW Network members can also promote their career achievements and their businesses through placement on the NAPW Network website’s home page, in proprietary press releases, in the online Member Marketplace and in monthly newsletter publications. In addition, the PDN Network provides members with direct access to employers seeking to hire professional women at a high level of connectivity and efficiency.

Access to Knowledge. In addition to networking and promotional opportunities, NAPW Network also provides to its members the ability to further develop their skills and expand their knowledge base through monthly newsletters, online and in-person seminars, webinars and certification courses.

Upgraded Memberships and Ancillary Products. Upgraded packages include additional promotional and publicity tools, as well as mentorship opportunities and enhanced professional development.

Partner Discounts. We also offer NAPW Network members exclusive discounts on third-party products and services.

IAW Global Women’s Network. This network offers in-person and online networking with like-minded women to foster enhanced career connections and opportunities. Members can promote their brands, identify new career opportunities, and build lasting relationships at monthly meetings and events. These interactive events allow members to improve their verbal resumes, expand their networks, and hear from inspiring speakers. Regional and national conferences provide inspirational panels, unique networking opportunities, and the chance for members to promote their business or services. Our partners allow members to explore events outside the United States and create opportunities to network with women around the world.

RemoteMore USA

RemoteMore USA is an innovative, global entity that provides remote-hiring marketplace services for software developers and companies. Companies are connected with reliable, cost-efficient, vetted developers, and software developers are empowered to find meaningful jobs regardless of their location. As of September 30, 2024, we owned an approximate 73% interest in RemoteMore USA.

Operations: Sales, Marketing and Customer Support

Sales and Marketing

Our TalentAlly sales resources for recruitment and recruitment advertising products and services include a sales force with eight sales professionals, and website technology which facilitates e-commerce transactions. We market directly to employers and third-party recruiters. Our sales team uses a combination of telephone, email and face-to-face marketing, including personal visits to companies or their recruitment agencies, as well as appearances at industry and trade group events where diversity recruitment recruiters are in attendance. We have also formed strategic alliances with parties who are able to help extend our organic reach. In addition, we are developing purely online marketing channels to bring recruiters to us in bulk and use products based on a matching and targeting technology to facilitate sales. We have specialty units within our sales force dedicated to serving: (i) federal, state and local governments and companies and contractors who serve these governmental entities, (ii) small and medium sized businesses as defined by companies with less than 2,500 employees, and (iii) large enterprises with greater than 2,500 employees.

We sell NAPW/IAW Network membership subscriptions offline through our NAPW/IAW Network sales force, which currently includes two sales professionals, each of whom sells initial membership services. We also support online membership subscriptions through online sales via our website. We developed a secure, work-from-home technology along with a training and supervision platform aimed at reducing overhead costs, increasing per-representative profitability, and offering our sales professionals flexible working arrangements. All sales representatives are capable of selling upgraded memberships and ancillary products.

RemoteMore contracts with companies that are in need of customized software development and pairs them with developers from a database of developers. Services vary from simple software solutions to detailed programming where teams of developers work together.

Customer Support and Compliance

In addition to our sales professionals, we also employ teams to provide customer support, compliance and enhance member experience. Our customer support teams work together to improve engagement with our members and to ensure a high degree of member satisfaction and retention. Our customer support teams also work with our Development and Executive teams to identify new lead-generation, sales and membership product opportunities, and to test those, as well as new approaches to our current sales. Our compliance team works closely with customer support and sales management to ensure that sales are conducted in an ethical manner and to identify sales representatives who would benefit from enhanced training.

Our Strengths

We believe the following elements give us a competitive advantage to accomplish our mission:

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Dedicated Focus on Diverse Professionals. Our focus on providing career opportunities for diverse professionals differentiates us from other online job seeker websites, such as Indeed or ZipRecruiter. We provide a platform that allows employers to recruit and attract from a targeted pool of diverse candidates rather than a pool of general market candidates. It provides employers unique advantages in terms of costs savings and time and allows employers to advance their corporate recruitment strategy. Additionally, our strategic partnerships with diversity-based membership organizations such as Lean In Latinas, Kappa Alpha Psi, etc., provide our clients enhanced access to specialized talent using the PDN platform.

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Online and In-Person Diversity Career Fair Services. The Company has a comprehensive and coordinated method of connecting diverse job seekers with companies seeking to hire diverse employees using virtual and brick and mortar career fairs. The fairs allow us to connect with local employers, recruiters, and job seekers in specific cities across the U.S. Our career fair services allow the Company to diversity its offerings and complement its online job board services.

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Platform That Harnesses the Power of Web Socialization. We believe that our membership base will continue to grow and that our platform will be an increasingly powerful tool that enables our members to leverage their connections and shared information for the collective benefit of all of the participants on our platform. We believe that we are the first online professional network to focus on the diversity recruitment sector.

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Relationships with Strategic Partners. We consider our partner alliances to be a key value to our clients because they enable us to expand our job distribution and outreach efforts. We continue to expand our relationships with key strategic partners that we believe are valuable to our core clients. Our websites have backup and contingency plans in place in the event that an unexpected circumstance occurs.

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Relationships with Professional Entities & Organizations. Our team has experience working with multicultural professional organizations. We partner with a number of leading minority professional organizations, including but not limited to:

○	DisabledPersons.com
○	HireVeterans.com
○	Delta Sigma Theta
○	Iota Phi Theta
○	Kappa Alpha Psi
○	Phi Beta Sigma
○	Black Women Talk Tech
○	Job Opportunities for Disabled American Veterans (JOFDAV)
○	PR Girl Manifesto
○	National Association for the Advancement of Colored People (NAACP)
○	The National Urban League
○	TechLatino
○	Lean IN Latinas
○	ERG Leadership Alliance
○	Gamma Phi Omega
○	Lambda Sigma Upsilon
○	Sigma Gamma Rho
○	The Authentic Asian
○	Alpha Phi Alpha
○	The Pride Network
○	Boston While Black
○	Kappa Delta Chi

●	Customized Technology Platform. The current technology platform being used has been custom-designed and built to facilitate engagement, job searching, real-time job qualification, and matching.

We believe that the following elements give us a competitive advantage with respect to the NAPW Network:

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Exclusive Focus on Professional Women. As a result of NAPW Network’s exclusive focus on professional women, we believe that through NAPW Network we provide a secure and less intimidating environment within which our members can successfully network and establish new and lasting business relationships.

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Attractive Industry Demographic Trends. Favorable demographic trends regarding women’s participation in the labor force will further the growth in NAPW Network’s membership base and we have first-mover advantage with respect to generalized professional networking for women.

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Large and Diverse National Membership Base. The membership base of the NAPW Network is diverse in terms of ethnicity, age, income, experience, industry and occupation. It includes members from small and large corporations, as well as entrepreneurs and business owners. We believe the diversity of the NAPW Network membership base is a key component of its value.

●

Comprehensive Product and Service Offerings to Deliver Value to Members. We believe that our comprehensive product offerings provide women valuable tools to help them advance their careers and expand their businesses. Through networking opportunities online and at local chapter events in their communities, regional events and the NAPW Network national networking conference, discounts provided on seminars, webinars and educational certification courses, and opportunities to promote themselves and their businesses, NAPW members are provided the opportunities and tools for their professional development.

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Member Acquisition and Recurring Cash Flow. We believe that NAPW Network’s direct marketing lead generation efforts, which utilize a combination of digital strategies, are among the most efficient in the industry as measured by our internal response and click-through rates. Additionally, in addition to an evolving eCommerce model, the company has been actively growing a member-to-member acquisition model as we strive to move to an organic growth model. We have implemented web-based technologies to assist our members recruit colleagues and friends to the organization. Further, NAPW Network memberships renew annually, providing a valuable recurring stream of cash flow.

Operations: Geography

Our headquarters is located in Chicago, Illinois, and houses our key executives, as well as many of our sales, customer support, marketing, and IT personnel.

Intellectual Property

To protect our intellectual property rights, we rely on a combination of federal, state and common law rights, as well as contractual restrictions. We rely on trade secrets, copyright and trademark rights to protect our intellectual property. We pursue the registration of our domain names and trademarks in the United States. Our registered trademarks in the United States include the “iHispano” mark with stylized logo, the “Black Career Network” mark with stylized logo, the “Professional Diversity Network” mark with our tagline “the power of millions for the benefit of one,” the name “National Association of Professional Women” and “NAPW,” and the name “International Association of Women” and “IAW”, as well as others. We also own the copyrights to certain articles in NAPW publications. We strive to exert control over access to our intellectual property and customized technology by entering into confidentiality and invention assignment agreements with our employees and contractors and confidentiality agreements with third parties in the ordinary course of our business.

Our efforts to protect our proprietary rights may not be successful. Any significant impairment of our intellectual property rights could adversely impact our business or our ability to compete. In addition, protecting our intellectual property rights is costly and time-consuming. Any unauthorized disclosure or use of our intellectual property could make it more expensive to do business and adversely affect our operating results.

Competition

We face significant competition in all aspects of our business. Specifically, with respect to our members and our recruitment consumer advertising and marketing solutions, we compete with existing general market online professional networking websites, such as LinkedIn, Indeed, Zip Recruiter, and Monster Worldwide, Inc., as well as ethnic minority focused social networking websites, such as Diversityjobs.com, Workplacediversity.com, and other companies such as Facebook, Google, Microsoft and Twitter that are developing or could develop competing solutions. We also generally compete with online and offline enterprises, including newspapers, television and direct mail marketers that generate revenue from recruiters, advertisers and marketers, and professional organizations. With respect to our hiring solutions, we also compete with traditional online recruiting companies such as Career Builder, talent management companies such as Taleo, and traditional recruiting firms.

Larger, more well-established companies may focus on professional networking and could directly compete with us. Other companies might also launch new competing services that we do not offer. Nevertheless, we believe that our focus on diverse online professional networking communities and the number of registered users or members, as the case may be, overall and within each affinity group that we serve, are competitive strengths in our market.

Government Regulation

We are subject to a number of federal, state and foreign laws and regulations that affect companies conducting business on the Internet. These laws are still evolving and could be amended or interpreted in ways that could be detrimental to our business. In the United States and abroad, laws relating to the liability of providers of online services for activities of their users and other third-parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement and other theories based on the nature and content of the materials searched, the advertisements posted or the content provided by users. Any court ruling or other governmental action that imposes liability on providers of online services for the activities of their users and other third parties could materially harm our business. In addition, rising concerns about the use of social networking technologies for illegal conduct, such as the unauthorized dissemination of national security information, money laundering or supporting terrorist activities may in the future produce legislation or other governmental action that could require changes to our products or services, restrict or impose additional costs upon the conduct of our business or cause users to abandon material aspects of our service.

In the area of information security and data protection, many states have passed laws requiring notification to users when there is a security incident, or security breach for personal data, or requiring the adoption of minimum information security standards that are often unclear and difficult to implement. The costs of compliance with these laws are significant and may increase in the future. Further, we may be subject to significant liabilities if we fail to comply with these laws.

We are also subject to federal, state and foreign laws regarding privacy and protection of member data. We post on our websites our privacy policy and terms of use. Compliance with privacy-related laws may be costly. However, any failure by us to comply with our privacy policy or privacy-related laws could result in proceedings against us by governmental authorities or private parties, which could be detrimental to our business. Further, any failure by us to protect our members’ privacy and data could result in a loss of member confidence in us and ultimately in a loss of members and customers, which could adversely affect our business.

Because our services are accessible worldwide, certain foreign jurisdictions may claim that we are required to comply with their laws, including in jurisdictions where we have no local entity, employees or infrastructure.

Our direct marketing operations with respect to the NAPW Network are subject to various federal and state “do not call” list requirements. The Federal Trade Commission has created a national “do not call” registry. Under these federal regulations, consumers may have their phone numbers added to the national “do not call” registry. Generally, we are prohibited from calling anyone on that registry. Telemarketers are required to pay a fee to access the registry and are required to compare their call lists against the nation’s “do not call” registry at least once every 31 days. The rule provides for fines of up to $16,000 per violation and other possible penalties. These rules may be construed to limit our ability to market our products and services to new customers. Further, we may incur penalties if we do not conduct our telemarketing activities in compliance with these rules.

Seasonality

Our quarterly operating results are affected by the seasonality of employers’ businesses and hiring practices.

Employees

As of December 31, 2023, we had a total of 48 employees; 45 were full-time employees in various United States locations. We also regularly engage independent contractors to perform various services. As of December 31, 2023, we engaged 3 independent contractors. None of our employees are covered by a collective bargaining agreement. We believe that we have good relationships with our employees.

Corporate History

We were incorporated in Illinois in October 2003, under the name of IH Acquisition, LLC and changed our name to iHispano.com LLC in February 2004. In 2007, we changed our business platform and implemented technology to become the operator of communities of professional networking sites for diverse professionals. In March 2012, we changed our name to Professional Diversity Network, LLC. In March 2013, we completed our initial public offering and converted from an Illinois LLC to a Delaware corporation. We acquired the NAPW Network in September 2014.

Our principal executive offices are located at 55 E. Monroe Street, Suite 2120, Chicago, Illinois, 60603 and our telephone number is (312) 614-0950. Our corporate website address is www.ipdnusa.com. References to our website address in this prospectus are provided as a convenience and do not constitute, and should not be viewed as an incorporation by reference of the information contained on, or available through, the website. Therefore, such information should not be considered part of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Additional risks not presently known to us, or that we currently believe are immaterial, may also impair our business operations. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Note Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. When determining whether to invest, you should also refer to the other information contained or incorporated in this prospectus and in the applicable prospectus supplement and any applicable free writing prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes and/or as indicated in the applicable prospectus supplement. Such purposes may include working capital, capital expenditures, repayment and refinancing of debt, the acquisition of companies, businesses, technology or other assets, or any other purpose set forth in the applicable prospectus supplement. We have not determined the amount of net proceeds to be used specifically for any such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds. We may temporarily invest the net proceeds in short-term investments until they are used for their intended purpose.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus, if required at that time:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF OUR CAPITAL STOCK

The following summary is a description of the material terms of our capital stock. This summary is not meant to be complete and is qualified by reference to the applicable provisions of the Delaware General Corporation Law (“DGCL”) and our certificate of incorporation and bylaws, each as amended. You are urged to read those documents carefully. Copies of our certificate of incorporation and bylaws are incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”.

Authorized Capitalization

Our authorized capital stock consists of 45,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of undesignated preferred stock, par value $0.01 per share. As of February 28, 2025, 19,332,748 shares of our common stock are issued and outstanding. No shares of preferred stock are issued and outstanding as of the date of this prospectus.

Common Stock

General. We may issue and offer shares of our common stock. Shares of common stock that we may issue will be validly issued, fully paid and non-assessable.

Dividends. Subject to preferential dividend rights of any other class or series of stock, the holders of shares of our common stock are entitled to receive dividends, including dividends of our stock, if, as and when declared by our board of directors, subject to any limitations applicable by law and to the rights of the holders, if any, of our preferred stock.

Liquidation. In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of our common stock will be entitled to share ratably in all assets that remain, subject to any rights that are granted to the holders of any class or series of preferred stock.

Voting Rights. For all matters submitted to a vote of stockholders, each holder of our common stock is entitled to one vote for each share registered in the holder’s name. Holders of our common stock vote together as a single class. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of Preferred Stock, a majority of the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director.

Other Rights and Restrictions. Subject to the preferential rights of any other class or series of stock, all shares of our common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law. Furthermore, holders of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities. Our Amended & Restated Certificate of Incorporation and Amended & Restated Bylaws do not restrict the ability of a holder of our common stock to transfer the holder’s shares of our common stock.

The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future.

Preferred Stock

General. Our board of directors is authorized, subject to any limitations prescribed by law, without further stockholder approval, to issue from time to time up to an aggregate of 1,000,000 shares of preferred stock, par value $0.01 per share, in one or more series. None of such authorized shares are presently outstanding. With respect to each such series, our board of directors has the authority to fix the designation, powers, preferences, relative rights, qualifications and restrictions of such series. In particular, our board of directors has authority with respect to each series of preferred stock to determine the number of shares constituting such series and the distinctive designation of such series, dividend rate and relative rights of priority of payment of dividends, voting rights, conversion rights, terms of redemption, terms and amount of any sinking fund, rights upon liquidation, dissolution or winding up, and relative rights of priority of payment and any other relative rights, preferences and limitations of the shares of such series.

Our board of directors may from time to time increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of such series then outstanding, by providing that any unissued shares previously assigned to such series shall no longer constitute part thereof and restoring such unissued shares to the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. Unless required by law or by any stock exchange on which our common stock is listed, the authorized shares of preferred stock will be available for issuance without further action by our stockholders.

The rights of the holders of our common stock would be subject to the rights of holders of any preferred stock issued in the future. The effects of such issuance, among other things, could include dilution in the voting power of the common stock if the preferred stock has voting rights and the reduction or restriction of the rights of holders of common stock to receive a payment in the event of our liquidation, dissolution or winding up. The issuance of preferred stock may render more difficult or expensive or tend to discourage a merger, tender offer, or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management.

Preferred Stock Offered Hereby. If we offer preferred stock pursuant to this prospectus, the applicable prospectus supplement will describe the terms of such preferred stock, including the following, where applicable:

●	the distinctive designation of the series and the number of shares that constitute the series;

●	the purchase price;

●

the dividend rate, if any, of the series, the conditions and dates upon which any dividends shall be payable, the relation which the dividends payable on the series shall bear to the dividends payable on any other class or classes of stock or any other series of preferred stock, and whether the dividends shall be cumulative, non-cumulative or partially cumulative;

●

whether the shares of the series will be subject to redemption by us and whether such redemption is at our option, the holders of the shares of the series or any other person and, if made subject to redemption, the times, prices and other terms and conditions of the redemption;

●

the rights of the holders of the shares of the series upon dissolution of, or upon the distribution of assets of the Company, and the amount payable on the shares of the series in the event of voluntary or involuntary liquidation of the Company;

●	the relative ranking and preferences of the preferred stock of the series as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series;

●

whether or not the shares of the series shall be convertible into or exchangeable for shares of any other classes or of any other series of any class or classes of our stock and, if provision is made for such conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of the conversion or exchange;

●	the extent of any preemptive rights to which the holders of the shares of the series will be entitled;

●	the extent, if any, to which the holders of the shares of the series shall be entitled to vote with respect to the election of directors or otherwise;

●	whether the preferred stock of the series will be listed on a national securities exchange or quoted on an automated quotation system;

●	federal income tax considerations; and

●	the other material terms, rights and privileges, and any qualifications, limitations or restrictions of the rights or privileges of the series.

The description in the prospectus supplement will not necessarily be complete, and reference will be made to our certificate of incorporation and the certificate of designations relating to the particular series of preferred stock, which will be filed with the SEC.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws and Certain Provisions of Law

Some provisions of Delaware law, our Amended & Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”), and our Second Amended & Restated Bylaws (our “Bylaws”) contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

Section 203 of the DGCL prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

●	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

●

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

●

on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. The term “business combination” is broadly defined to include a broad array of transactions, including mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation or all of the outstanding stock of the corporation, and some other transactions that would increase the interested stockholder’s proportionate share ownership in the corporation.

Our Certificate of Incorporation and Bylaws

Provisions of our Amended & Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”), and our Second Amended & Restated Bylaws (our “Bylaws”) may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our Certificate of Incorporation and Bylaws:

●

provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by a majority of directors then in office, even if less than a quorum, or by the sole remaining director;

●	provide that our Amended & Restated Certificate of Incorporation may be amended by the affirmative vote of the holders of at a majority of our then outstanding voting stock;

●

provide that special meetings of our stockholders may only be called by a chairperson, a majority of the directors then in office, our Chief Executive Officer (or our President in the absence of our Chief Executive Officer), or stockholders holding at least 25% or more of the total voting power of the outstanding shares of capital stock of the Company entitled to vote; and

●	provide that our Bylaws can be amended by our board of directors.

Limitations of Liability and Indemnification Matters

Our Certificate of Incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

●	for any breach of their duty of loyalty to us or our stockholders;

●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

●	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our Certificate of Incorporation and Bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our Certificate of Incorporation and Bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We believe that the limitation of liability provision and the indemnification provisions of our Certificate of Incorporation and Bylaws facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Listing

Our common stock is listed on Nasdaq under the symbol “IPDN.”

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock and preferred stock in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements to be entered into by us, a warrant agent to be named by us, and the holders from time to time of the warrants, and the prospectus supplement relating to the warrants. Copies of the form agreement for each warrant and the warrant certificate, if any, reflecting the provisions to be included in such agreements that will be entered into with respect to a particular offering of each type of warrant, will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the applicable warrant agreement for additional information before you purchase any of our warrants.

The prospectus supplement relating to any warrants we offer will describe the specific terms relating to the offering. These terms may include some or all of the following:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

●

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock and preferred stock will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the procedures and conditions relating to the exercise of the warrants;

●	information with respect to book-entry procedures, if any;

●	the triggering event and the terms upon which the exercise price and the number of underlying securities that the warrants are exercisable into may be adjusted;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Until the warrants are exercised, holders of the warrants will not have any rights of holders of the underlying securities.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock or preferred stock described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, warrants or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise them;

●	the conditions to the completion of the offering;

●	the withdrawal, termination and cancellation rights;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment;

●	whether stockholders are entitled to an oversubscription right;

●	any U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

General

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on Nasdaq, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the securities registered hereunder will be passed upon for us by Troutman Pepper Locke LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements of Professional Diversity Network, Inc. as of and for the years ended December 31, 2023 and 2022, appearing in Professional Diversity Network, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by Sassetti, LLC, an independent registered public accounting firm, as set forth in their report included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROFESSIONAL DIVERSITY NETWORK, INC.

Up to $3,250,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT